EXHIBIT 1

                 AGREEMENT OF JOINT FILING

          Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:  June 5, 1995

                         DICKSTEIN & CO., L.P.

                         By:  Alan Cooper, as Vice President of
                         Dickstein Partners Inc., the general
                         partner of Dickstein Partners, L.P., the
                         general partner of Dickstein & Co., L.P.

                         /s/ Alan Cooper
                         Name:  Alan Cooper


                         DICKSTEIN INTERNATIONAL LIMITED

                         By:  Alan Cooper, as Vice President of
                         Dickstein Partners Inc., the agent of
                         Dickstein International Limited

                         /s/ Alan Cooper
                         Name:  Alan Cooper


                         DICKSTEIN PARTNERS, L.P.

                         By:  Alan Cooper, as Vice President of
                         Dickstein Partners Inc., the general
                         partner of Dickstein Partners, L.P.

                         /s/ Alan Cooper
                         Name:  Alan Cooper

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                         DICKSTEIN PARTNERS INC.

                         By:  Alan Cooper, as Vice President

                         /s/ Alan Cooper
                         Name:  Alan Cooper

                         /s/ Mark Dickstein
                         Name:  Mark Dickstein


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